UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 30, 2014

_______________________________________________________________________
LEE ENTERPRISES, INCORPORATED
(Exact name of Registrant as specified in its charter)

_______________________________________________________________________

Commission File Number 1-6227

Delaware (State of Incorporation)	42-0823980 (I.R.S. Employer Identification No.)

201 N. Harrison Street, Davenport, Iowa 52801
(Address of Principal Executive Offices)

(563) 383-2100
Registrant's telephone number, including area code

_____________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On September 30, 2014, Lee Enterprises, Incorporated will present at the Deutsche Bank 22nd Annual Leveraged Finance Conference in Phoenix, Arizona. Mary Junck, Lee chairman and chief executive officer, and Carl Schmidt, vice president, chief financial officer and treasurer, will present remarks at the conference, which include the following:

•	Lee has completed the introduction of Full Access subscriptions in the majority of its larger markets and expects a positive impact on 2015 revenue.

•
Since the sequential rollout of Full Access subscriptions began in April, more than 100,000 subscribers have activated their Full Access accounts, already amounting to more than 25% of the subscriber base in many locations. To date, 23 markets have introduced Full Access, with six more scheduled in October and remaining locations over the next year.

•
The latest independent research affirms that Lee’s print and digital products continue to reach more than three-fourths of the adults in its largest markets, with results nearly as strong among ages 18-29. Lee believes readership is even greater in its smaller markets.

•	Lee continues to drive digital revenue at an accelerating pace, up 17.4% in the June 2014 quarter over a year ago.

•
Lee is on track to achieve its 2014 guidance for cash cost(1) reduction of 3.0-3.5%, exclusive of a previously announced fee-for-service reclassification. Since 2007, Lee has reduced cash costs by $301 million, or 38%.

•
Lee has completed nearly six consecutive years of steady EBITDA(2) and Adjusted EBITDA(2), with margins among the top in the industry. Lee also has been able to translate EBITDA into free cash flow(2), with Adjusted EBITDA conversion rates in excess of 90%.

•	Required pension contributions are estimated, subject to final asset returns and actuarial adjustments, to be $3.3 million in 2015 and $2.8 million in 2016.

•
Beginning in 2014, Lee will begin to generate Federal NOL carryforwards, and, based on the current level of performance, doesn't expect to make any meaningful tax payments for at least the next 3-4 years.

•
With its recent long-term refinancing completed, Lee intends to continue to devote substantially all of its free cash flow to reducing debt, with a goal of achieving leverage of two times Adjusted EBITDA.

The text of the presentation and illustrations are available at lee.net.

(1) Cash costs are defined as operating expenses excluding depreciation, amortization and certain unusual matters.
(2) EBITDA, Adjusted EBITDA and Free Cash Flow are non-GAAP (Generally Accepted Accounting Principles) financial measures. Explanations and tables reconciling such amounts to the appropriate GAAP measure are included in the appendix to the presentation, which is available at lee.net.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEE ENTERPRISES, INCORPORATED

Date:	September 30, 2014	By:
Carl G. Schmidt
Vice President, Chief Financial Officer,
and Treasurer